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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Time Warner Inc. ("TWI") and Time Warner Capital I, Time Warner Capital II and Time Warner Capital III (each a "Trust") and related Prospectus Supplement of TWI and Time Warner Capital I for the registration of Preferred Trust Securities of the Trusts, Subordinated Debentures of TWI, and the guarantees of Preferred Securities of the Trusts by TWI, and to the incorporation by reference therein of our reports dated February 7, 1995, with respect to the consolidated financial statements and schedule of TWI and Time Warner Entertainment Company, L.P. included in TWI's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Amendment No. 1 thereto dated June 28, 1995 ("TWI's 1994 Form 10-K"), and our report dated March 3, 1995, with respect to the combined financial statements of the Time Warner Service Partnerships incorporated by reference in TWI's 1994 Form 10-K, filed with the Securities and Exchange Commission.

                                                       /s/ Ernst & Young LLP
                                                         ERNST & YOUNG LLP

New York, New York
August 1, 1995